As filed with the Securities and Exchange Commission on March 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESKTOP METAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2044042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

63 3rd Avenue, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

DESKTOP METAL, INC. 2020 INCENTIVE AWARD PLAN

(Full title of the plan)

Meg Broderick

General Counsel

Desktop Metal, Inc.

63 3rd Avenue

Burlington, MA 01803

(Name and address of agent for service)

(978) 224-1244

(Telephone number, including area code, of agent for service)

Copies to:

Daniel S. Hoffman, Esq.

Elisabeth M. Martin, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 880-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 49,020,732 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Desktop Metal, Inc. (the “Registrant”) to be issued pursuant to the Desktop Metal, Inc. 2020 Incentive Award Plan (the “2020 Plan”), pursuant to the “evergreen” provision in the 2020 Plan, which allows for an annual increase in the number of shares of the Company’s Class A Common Stock reserved and available for issuance thereunder. The additional shares being registered are of the same class as those shares previously registered on the effective registration statement on Form S-8 filed with the Commission on June 2, 2021 (File No. 333-256722) (the “2021 Registration Statement”). The contents of the 2021 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on December 14, 2020).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on December 14, 2020).
4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on March 8, 2019).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of independent registered public accounting firm (Deloitte & Touche LLP).
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).
99.1	2020 Incentive Award Plan (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed on March 15, 2021).
99.2	Form of Stock Option Agreement under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 filed on September 15, 2020).
99.3	Form of RSU Agreement under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4 filed on September 15, 2020).
99.4	Form of Restricted Stock Agreement under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-4 filed on September 15, 2020).
99.5	Form of Performance RSU Agreement under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed on March 1, 2023).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 15th day of March 2024.

DESKTOP METAL, INC.

By:	/s/ Ric Fulop
Ric Fulop
Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ric Fulop and Jason Cole, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for such person in such person’s, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Desktop Metal, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Ric Fulop	Chairman and Chief Executive Officer	March 15, 2024
Ric Fulop	(principal executive officer)
/s/ Jason Cole	Chief Financial Officer	March 15, 2024
Jason Cole	(principal financial officer and principal accounting officer)
/s/ Scott Dussault	Director	March 15, 2024
Scott Dussault
/s/ James Eisenstein	Director	March 15, 2024
James Eisenstein
/s/ Dayna Grayson	Director	March 15, 2024
Dayna Grayson
/s/ Wen Hsieh	Director	March 15, 2024
Wen Hsieh
/s/ Jeff Immelt	Director	March 15, 2024
Jeff Immelt
/s/ Stephen Nigro	Director	March 15, 2024
Stephen Nigro
/s/ Steve Papa	Director	March 15, 2024
Steve Papa
/s/ Bilal Zuberi	Director	March 15, 2024
Bilal Zuberi